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                                                                    EXHIBIT 16.1

[Arthur Andersen Letterhead]





Office of the Chief Accountant
Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Very Truly Yours

May 3, 2002

Ladies and Gentlemen:

We have read the second, third, and fourth paragraphs of Item 4 included in the Form 8-K dated April 30, 2002, of Choice Hotels International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very Truly Yours,


/s/ Arthur Andersen LLP